CREDIT  ASSET                   CREDIT SUISSE ASSET MANAGEMENT, LLC
SUISSE  MANAGEMENT
                                466 Lexington Avenue     Telephone  212 875 3500
                                New York, NY 10017-3140  Telefax    646 658 0728
CREDIT SUISSE FUNDS


                                                                 CSTECH-LET-0402

                          CREDIT SUISSE TECHNOLOGY FUND

                                                                   April 8, 2002

Dear Shareholder:

      We previously mailed to you a Proxy Statement relating to the Special Meeting of Shareholders of the Credit Suisse Technology Fund (the "Acquired Fund"), scheduled for April 19, 2002 at 2:00 p.m. Eastern Time, regarding the acquisition of the Acquired Fund by Credit Suisse Global Technology Fund, Inc. (the "Acquiring Fund"). YOUR VOTE FOR THIS IMPORTANT MEETING HAS NOT YET BEEN RECEIVED.

      We are writing today to encourage those shareholders who have not yet voted to exercise their right to vote by utilizing any one of the following voting options:

     1. VOTE BY TELEPHONE: You may cast your vote by touch tone telephone by calling the toll free number listed on the enclosed proxy card and following the recorded instructions or, if your account is not held in street name, by calling D.F. King & Co., Inc., the Fund's proxy solicitor, at (800) 714-3312.

     2. VOTE THROUGH THE INTERNET: You may cast your vote using the internet by logging onto the internet address located on the enclosed voting instruction form or proxy card and following the instructions on the website.

     3. VOTE BY FAX: You may cast your vote by fax by signing, dating and faxing the enclosed voting instruction form or proxy card to D.F. King & Co., Inc., attention: Dominic F. Maurillo at (212)269-2796.

     4. VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed voting instruction form or proxy card in the postage-prepaid return envelope provided.


      For the reasons set forth in the Proxy Statement materials previously delivered to you, THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE ACQUISITION OF YOUR FUND BY THE ACQUIRING FUND.

      If you have any questions regarding anything contained in this letter, please call D.F. King & Co., Inc., toll free at (800)714-3312.


                                                   Sincerely,

                                                   /s/ Hal Liebes

                                                   Hal Liebes
                                                   Vice President & Secretary


                             YOUR VOTE IS IMPORTANT.
                               PLEASE VOTE TODAY.

Credit Suisse Asset Management Securities, Inc., Distributor
466 Lexington Avenue New York NY 10017-3140, Telephone 877-272-6872